U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ZIOPHARM ONCOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed

ZIOPHARM Oncology, Inc.
1180 Avenue of the Americas, 19th Floor
New York, New York 10036
________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________________

To the stockholders of ZIOPHARM Oncology, Inc.:

Please take notice that the Annual Meeting of Stockholders of ZIOPHARM Oncology, Inc. (the “Company”) will be held, pursuant to due call by the Board of Directors of the Company, at the NY Academy of Sciences, 2 East 63 Street, between Madison and 5th Avenues, New York, NY 10021, on                          ,                                 , 2006 at                     Eastern Time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect eight directors;

2.	To adopt an amended and restated certificate of incorporation for the Company;

3.	To approve an amendment to the Company’s 2003 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,252,436 shares to 2,002,436 shares.

4.	To ratify the appointment of Vitale, Caturano & Company, Ltd. as the independent registered public accounting firm of the Company for fiscal 2006; and

5.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Pursuant to action of the Board of Directors, stockholders of record on                   , 2006 will be entitled to vote at the meeting or any adjournments thereof.

A proxy for the annual meeting is enclosed. You are requested to fill in and sign the proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. Adoption of each proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock present and entitled to vote at the annual meeting.

By Order of the Board of Directors

ZIOPHARM Oncology, Inc.

By:
Richard Bagley, President, Chief Operating Officer and Treasurer

, 2006

Proxy Statement
of
ZIOPHARM Oncology, Inc.

1180 Avenue of the Americas, 19th Floor
New York, New York 10036

Annual Meeting of Stockholders
to be held
, 2006
___________________

VOTING BY PROXY AND REVOCATION OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ZIOPHARM Oncology, Inc. (periodically referred to in this proxy statement as the “Company”) to be used at the annual meeting of our stockholders to be held on                          ,                                   , 2006 at                      Eastern Time, at New York Academy of Sciences, 2 East 63 Street, between Madison and 5th Avenues, New York, NY 10021, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect eight directors;

2.	To adopt an amended and restated certificate of incorporation for the Company;

3.	To approve an amendment to the Company’s 2003 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,252,436 shares to 2,002,436 shares;

4.	To ratify the appointment of Vitale, Caturano & Company, Ltd. as the independent registered public accounting firm of the Company for fiscal 2006; and

5.	To transact any other business as may properly come before the meeting or any adjournments thereof.

The approximate date on which this proxy statement and the accompanying proxy were first sent or given to stockholders was               , 2006. Each stockholder who signs and returns a proxy in the form enclosed with this proxy statement may revoke the proxy at any time prior to its use at the annual meeting by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Treasurer of the Company. Unless so revoked, the shares represented by each proxy will be voted at the annual meeting and at any adjournments thereof. Presence at the annual meeting of a stockholder who has signed a proxy does not, alone, revoke that proxy; revocation must to be announced by the stockholder at the time of the meeting. All shares which are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting and any adjournments thereof.

VOTING PROCEDURES

Only holders of record of the Company’s common stock at the close of business on                , 2006, the “Record Date” for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the Record Date, there were                 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the annual meeting. A quorum, consisting of a majority of the outstanding shares of the common stock entitled to vote at the annual meeting, must be present, either in person or represented by proxy, for each matter presented at the annual meeting before action may be taken on that matter.

Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting.

Unless a contrary choice is specified, all shares represented by proxies will be voted: FOR the election of the director nominees named in this proxy statement; FOR the adoption of an amended and restated certificate of incorporation for the Company; FOR the increase in the number of shares of common stock reserved for issuance under the Company’s 2003 Stock Option Plan from 1,252,436 shares to 2,002,436 shares; and FOR ratification of Vitale, Caturano & Company, Ltd.’s appointment as our independent registered public accounting firm for fiscal 2006. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by the Company’s Board of Directors.

A stockholder who abstains with respect to any proposal is considered to be present and entitled to vote on that proposal, and is in effect casting a negative vote. A stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on that proposal.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposals set forth above.

While the Board of Directors knows of no other matters to be presented at the annual meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

ELECTION OF DIRECTORS
(Proposal One)

The Board of Directors currently consists of eight (8) directors, each of whom has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next annual meeting of stockholders, or until his successor is elected and shall have qualified.

Set forth below is information regarding the individuals nominated for election to the Board of Directors, which includes information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date of this proxy statement.

Name and Age of Director and Nominee	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies	Director Since

Jonathan Lewis, M.D., Ph.D. Age 47
Jonathan Lewis has served as Chief Executive Officer and a director since the Company’s September 2005 merger with ZIOPHARM, Inc. Prior to the merger, Dr. Lewis served as Chief Executive Officer of ZIOPHARM, Inc. since January 2004. From July 1994 until June 2001, Dr. Lewis served as Professor of Surgery and Medicine at Memorial Sloan-Kettering Cancer Center and he served as Chief Medical Officer and Chairman of the Medical Board at Antigenics, Inc. from June 2000 until November 2003. He serves as a director on the Board of POPPA (the Police Organization Providing Peer Assistance) of the New York Police Department (NYPD) and as a member of the Medical Advisory Board of the Sarcoma Foundation of America.
2005

Richard E. Bagley Age 62
Richard E. Bagley has served as President, Chief Operating Officer and Treasurer and a director since the Company’s September 2005 merger with ZIOPHARM, Inc. Prior to the merger, Mr. Bagley served as President and Chief Operating Officer of ZIOPHARM, Inc. since July 2004 and as Treasurer of ZIOPHARM, Inc. since March 2005. Mr. Bagley served as a consultant to ZIOPHARM, Inc. prior to joining that company while also serving as a senior advisor to The University of Texas M.D. Anderson Cancer Center and Spaulding & Slye Colliers International in the period from May 2003 to July 2004. Mr. Bagley initiated a career in pharmaceuticals in 1968 with Smith Kline and French Laboratories, leaving in 1985 after serving as President of the consumer products division. From 1985-1990, Mr. Bagley served in several capacities at Squibb Corporation, including as President E. R. Squibb & Sons, U.S. in 1988 and 1989. He served as Director, Chief Executive Officer and President of ImmuLogic Pharmaceutical Corporation from 1990 to 1994, as Director, Chief Executive Officer and Chairman of ProScript, Inc. from 1994 to 1998, as Director, President and Chief Executive Officer of AltaRex Corp. from 1998 to May 2003.
2005

Name and Age of Director and Nominee	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies	Director Since

Murray Brennan, M.D. Age 65
Murray Brennan has served as a director since the Company’s September 2005 merger with ZIOPHARM, Inc. Prior to the merger, Dr. Brennan served as a director of ZIOPHARM, Inc. since December 2004. Dr. Brennan has been Chairman of Memorial Sloan-Kettering Cancer Center’s Department of Surgery since 1985, and is a former Vice President of the American College of Surgeons, a position he held from 2004 to 2005. Dr. Brennan is also a member of the National Academy of Sciences. He served as director of the American Board of Surgery from 1984 to 1990, Chairman of the American College of Surgeons’ Commission on Cancer from 1992 to 1994, President of the Society of Surgical Oncology from 1995 to 1996, and President of the American Surgical Association from 2002 to 2003.
2005

James Cannon Age 67
James Cannon has served as a director since the Company’s September 2005 merger with ZIOPHARM, Inc. Prior to the merger, Mr. Cannon served as a director of ZIOPHARM, Inc. since December 2004. Mr. Cannon is Vice Chairman, Chief Financial Officer and a member of the board of directors of BBDO Worldwide. Mr. Cannon joined BBDO in 1967, was appointed Chief Financial Officer of the agency in 1984, and was elected to its board of directors in 1985. In 1986, Mr. Cannon was appointed Comptroller and a member of the board of directors of Omnicom, a company affiliated with BBDO Worldwide, and served in those capacities through May 2002. In 1987, Mr. Cannon also served as Director of Financial Operations of the Omnicom Group from 1987 to 1989, when he rejoined BBDO Worldwide as Executive Vice President and Chief Financial Officer. Mr. Cannon was appointed Vice Chairman of BBDO Worldwide in 1990.
2005

Senator Wyche Fowler, Jr., J.D. Age 65
Wyche Fowler, Jr., has served as a director since the Company’s September 2005 merger with ZIOPHARM, Inc. Prior to the merger, Senator Fowler served as a director of ZIOPHARM, Inc. since December 2004. Senator Fowler has been engaged in an international business and law practice since May 2001, and has served as chairman of the board of the Middle East Institute, a non-profit foundation in Washington, DC, since September 2001. Senator Fowler served as U.S. Senator from Georgia from January 1987 to January 1993, and had previously served in the U.S. House of Representatives from 1977 until his senatorial election. During his time in the U.S. Senate, Senator Fowler served as a member of the Senate Appropriations, Budget, Energy and Agriculture Committees. While in the U.S. House of Representatives, he was a member of the House Ways and Means and Foreign Affairs Committees, as well as the Select Committee on Intelligence. President Clinton appointed Senator Fowler as Ambassador to the Kingdom of Saudi Arabia in 1996, where he served through 2001. Senator Fowler is a member of the board of directors of Brandywine Realty Trust, a real estate investment trust traded on the New York Stock Exchange.
2005

Name and Age of Director and Nominee	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies	Director Since

Gary S. Fragin Age 59	Gary S. Fragin has served as a director since the Company’s September 2005 merger with ZIOPHARM, Inc. Prior to the merger, Mr. Fragin served as a director of ZIOPHARM, Inc. since December 2004. Mr. Fragin is currently managing partner of Osborn Partners, LP and managing partner of Fragin Asset Management, LP. Mr. Fragin was the General Partner and Chief Administrative/Operating Officer of Steinhardt Organization, prior to which he was a partner, Director of Trading and member of the Management Committee and Executive Committee at Oppenheimer and Co.	2005

Timothy McInerney Age 45
Timothy McInerney has served as a director since the Company’s September 2005 merger with ZIOPHARM, Inc. Prior to the merger, Mr. McInerney served as a director of ZIOPHARM, Inc. since July 2005. Since 1992, Mr. McInerney has been a Managing Director of Paramount BioCapital, Inc. where he oversees the overall distribution of Paramount’s private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co. Prior to that, Mr. McInerney held equity sales positions at Bear, Stearns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also has worked in sales and marketing for Bristol-Myers Squibb.
2005

Michael Weiser, M.D., Ph.D. Age 43
Michael Weiser has served as a director since the Company’s September 2005 merger with ZIOPHARM, Inc. Prior to the merger, Dr. Weiser served as a director of ZIOPHARM, Inc. since that company’s inception in September 2003. Dr. Weiser is the Director of Research at Paramount BioCapital, Inc. In addition to serving on the boards of directors of several privately-held companies, Dr. Weiser currently serves on the board of directors of Manhattan Pharmaceuticals, Inc., VioQuest Pharmaceuticals, Inc., Hana BioSciences, Inc., Emisphere Technologies, Inc., and Chelsea Therapeutics, Inc., all publicly-traded biotechnology companies.
2005

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by (i) each individual serving as the Company’s chief executive officer during the fiscal year ended December 31, 2005; and (ii) each other individual that served as an executive officer of the Company as of December 31, 2005 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “named executives”).

			Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)

Dr. Jonathan Lewis,	2005	350,000	250,000	(2)	5,657	141,950
Chief Executive Officer (1)	2004	344,167	500,000	(3)	9,099	268,653

Richard E. Bagley,	2005	250,000	50,000	(5)	660	90,614
President, Chief Operating Officer and Treasurer (4)	2004	43,750	75,000	(6)	4,057	150,668

Dr. Robert Peter Gale,	2005	250,000	150,000	(8)	660	25,048
Senior Vice President Research (7)	2004	239,583	150,000	(9)	2,543	25,110

David C. Olson Former Chief Executive Officer (10)	2005 2004 2003	57,500 0 0	— — —		— — —	— — —

(1)
Dr. Lewis became Chief Executive Officer effective upon the Company’s September 13, 2005 merger with ZIOPHARM, Inc. Prior to the merger, Dr. Lewis served as Chief Executive Officer of ZIOPHARM, Inc. since January 8, 2004. All compensation reported for fiscal year 2004 represents amounts received from ZIOPHARM, Inc. Compensation reported for fiscal year 2005 represents amounts received from ZIOPHARM, Inc. prior to the September 13, 2005 merger and amounts received from the Company from and after the merger.

(2)	Includes a guaranteed bonus of $250,000 for work performed in fiscal 2005 that was paid on January 15, 2006.

(3)	Includes a signing bonus of $250,000 paid on February 23, 2004 and a guaranteed bonus of $250,000 for work performed in fiscal 2004 that was paid on April 22, 2005.

(4)
Mr. Bagley became President, Chief Operating Officer and Treasurer effective upon the Company’s September 13, 2005 merger with ZIOPHARM, Inc. Prior to the merger, Mr. Bagley served President and Chief Operating Officer of ZIOPHARM, Inc. since July 2004 and as Treasurer of ZIOPHARM, Inc. since March 2005. All compensation reported for fiscal year 2004 represents amounts received from ZIOPHARM, Inc. Compensation reported for fiscal year 2005 represents amounts received from ZIOPHARM, Inc. prior to the September 13, 2005 merger and amounts received from the Company from and after the merger.

(5)
Includes a year-end bonus of $25,000 received by Mr. Bagley on December 30, 2005; also includes $25,000, a portion of his 2005 guaranteed bonus, that Mr. Bagley was accrued as of December 31, 2005 but which is not payable until July 31, 2006.

(6)
Includes a signing bonus of $50,000 received by Mr. Bagley on July 30, 2004, and $25,000, a portion of his 2004 guaranteed bonus, that was accrued as of December 31, 2004 but was paid in July 15, 2005.

(7)
Dr. Gale became Senior Vice President Research effective upon the Company’s September 13, 2005 merger with ZIOPHARM, Inc. Prior to the merger, Dr. Gale served as Sr. Vice President Research of ZIOPHARM, Inc. since January 15, 2004. All compensation reported for fiscal year 2004 represents amounts received from ZIOPHARM, Inc. Compensation reported for fiscal year 2005 represents amounts received from ZIOPHARM, Inc. prior to the September 13, 2005 merger and amounts received from the Company from and after the merger.

(8)	Includes a guaranteed bonus of $150,000 for work performed in fiscal 2005 that was paid on January 31, 2006.

(9)	Includes a guaranteed bonus of $150,000 for work performed in fiscal 2004 that was paid on April 16, 2005.

(10)
Mr. Olson resigned as an executive officer effective upon the Company’s September 13, 2005 merger with ZIOPHARM, Inc. Upon closing of the merger, the Company paid Mr. Olson a one-time fee of $57,500 pursuant to his December 9, 2004 employment agreement. Mr. Olson received no other cash compensation from the Company for services rendered in his capacity as an executive officer during fiscal years 2003, 2004 and 2005.

Option Grants in Last Fiscal Year

Upon the closing of the September 13, 2005 with ZIOPHARM, Inc., the Company assumed ZIOPHARM, Inc.’s 2003 Stock Option Plan as its Stock Option Plan. Prior to the merger, the Company had its own Incentive Stock Option Plan that was terminated effective as of the closing of the merger.

The following table sets forth the information concerning individual grants of stock options made by the Company or ZIOPHARM, Inc. to the named executives during the fiscal year ended December 31, 2005. All share numbers and dollar amounts relating to stock options granted by ZIOPHARM, Inc. prior to the September 13, 2005 merger with that company are set forth on post-merger basis that gives effect to the conversion of ZIOPHARM, Inc. stock options into stock options of the Company.

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/share)	Expiration Date(s)

Dr. Jonathan Lewis (1)	87,789	19.8%	$4.31	1/8/14
Dr. Jonathan Lewis (1)	54,161	12.2%	$4.31	1/8/14
Richard E. Bagley (2)	63,197	14.23%	$4.31	7/1/14
Richard E. Bagley (2)	27,417	6.17%	$4.31	7/1/14
Dr. Robert Peter Gale	25,048	5.6%	$4.31	6/8/15
David C. Olson	0	0%	--	--

(1)
The number of securities underlying options is subject to an anti-dilution provision pursuant to which Dr. Lewis is entitled to purchase no less than 5% of the Company’s common stock until such time as the Company has raised $25 million in financing.

(2)
The number of securities underlying options is subject to an anti-dilution provision pursuant to which Mr. Bagley is entitled to purchase no less than 3% of the Company’s common stock until such time as the Company has raised $25 million in financing.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth the total amount of shares acquired by the named executives upon exercises of stock options during fiscal year 2005, the aggregate dollar value realized upon such exercise, the total number of securities underlying unexercised options held at December 31, 2005 (separately identifying then-exercisable and unexercisable options), and the aggregate dollar value of in-the-money, unexercised options held at December 31, 2005 (separately identifying then-exercisable and unexercisable options). All share numbers and dollar amounts relating to stock options granted by ZIOPHARM, Inc. prior to the September 13, 2005 merger with that company are set forth on post-merger basis that gives effect to the conversion of ZIOPHARM, Inc. stock options into stock options of the Company.

			Number of Unexercised Securities Underlying Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Jonathan Lewis	0	0	136,868	273,735	$283,892	$567,783
Richard Bagley	0	0	80,427	160,855	$78,011	$156,022
Dr. Robert Peter Gale	0	0	8,370	41,879	$23,528	$47,056
David C. Olson	0	0	0	0	--	--

(1)
Based on the difference between the option exercise price and the closing sale price of the Company’s common stock on December 30, 2005 (the last trading day prior to the end of the Company’s 2005 fiscal year), which was $3.25.

Employment and Change-in-Control Agreements

Employment Agreement with Jonathan Lewis, M.D., Ph.D.

On January 8, 2004, ZIOPHARM, Inc. entered into a three-year employment agreement with Dr. Jonathan Lewis, under which we succeeded to ZIOPHARM, Inc.’s rights and obligations upon our merger with that company. Under the agreement, Dr. Lewis receives an annual base salary of $350,000 and a guaranteed annual bonus of $250,000. In addition, Dr. Lewis is eligible to receive an annual discretionary bonus of up to 100% of his base salary, as determined by our board of directors. ZIOPHARM, Inc. also paid Dr. Lewis a one-time bonus of $250,000 upon execution of his employment agreement. Depending upon the events surrounding a possible termination of Dr. Lewis’ employment, he may continue to receive his base salary and, in certain circumstances, his guaranteed bonus for one year following such termination. In addition, the vesting of Dr. Lewis’ stock options may accelerate in whole or in part upon such termination. Dr. Lewis has agreed not to compete with us during the term of the employment agreement and for a one-year period thereafter, provided that we continue to pay his base salary and guaranteed bonus for that one-year period.

Pursuant to the terms of his employment agreement, we have granted Dr. Lewis options to purchase up to 410,603 shares of common stock, of which options to purchase 268,653 shares are exercisable at $0.08 per share and options to purchase 141,950 shares are exercisable at $4.31 per share (each as adjusted to give effect to our merger with ZIOPHARM, Inc.). The options vest in three equal annual installments, the first of which vested on January 8, 2005, with the remaining installments vesting on January 8, 2006 and January 8, 2007. The option is subject to anti-dilution protection from the issuance of equity securities in financing transactions to the extent that Dr. Lewis will maintain potential equity ownership of at least 5% of our stock until such time as we have received $25 million in gross proceeds from such transactions. The options are governed by our 2003 Stock Option Plan.

Employment Agreement with Richard E. Bagley

On July 21, 2004, ZIOPHARM, Inc. entered into a three-year employment agreement with Mr. Richard E. Bagley, under which we succeeded to ZIOPHARM, Inc.’s rights and obligations upon our merger with that company. Under the agreement, Mr. Bagley receives an annual base salary of $250,000 and a guaranteed annual bonus of $50,000. In addition, Mr. Bagley is eligible to receive an annual discretionary bonus, as determined by our board of directors. ZIOPHARM, Inc. also paid Mr. Bagley a one-time bonus of $50,000 upon execution of his employment agreement. Depending upon the events surrounding a possible termination of Mr. Bagley’s employment, he may continue to receive his base salary and, in certain circumstances, his guaranteed bonus for one year following such termination. In addition, the vesting of Mr. Bagley’s stock options may accelerate in whole or in part upon such termination. Mr. Bagley has agreed not to compete with us during the term of the employment agreement and for a one-year period thereafter, provided that we continue to pay his base salary for that one-year period.

Pursuant to the terms of his employment agreement, we granted Mr. Bagley options to purchase up to 241,282 shares common stock, of which options to purchase 150,668 shares are exercisable at $1.70 per share and options to purchase 90,614 shares are exercisable at $4.31 per share (each as adjusted to give effect to our merger with ZIOPHARM, Inc.). The options vest in three equal annual installments, the first of which vested on July 1, 2005, with the remaining installments vesting on July 1, 2006 and July 1, 2007. The option is subject to certain anti-dilution protections from the issuance of equity securities in financing transactions so that Mr. Bagley will maintain potential equity ownership of at least 3% of our stock until such time as we have received $25 million in gross proceeds from such transactions. The options are governed by our 2003 Stock Option Plan.

Employment Agreement with Robert Peter Gale, M.D, Ph.D., D.Sc.

On January 14, 2004, ZIOPHARM entered into a three-year employment agreement with Dr. Robert Peter Gale, under which we succeeded to ZIOPHARM’s rights and obligations upon our merger with that company. Under the agreement, Dr. Gale receives an annual base salary of $250,000 and a guaranteed annual bonus of $150,000. In addition, Dr. Gale is eligible to receive an annual discretionary bonus, as determined by our board of directors. Depending upon the events surrounding a termination of Dr. Gale’s employment, he may continue to receive his base salary and, in certain circumstances, his guaranteed bonus for one year following such termination. In addition, the vesting of Dr. Gale’s stock options may accelerate in whole or in part upon such termination. Dr. Gale has agreed not to compete with us during the term of the employment agreement and for one-year following the expiration of his employment agreement.

Pursuant to the terms of his employment agreement, we granted Dr. Gale options to purchase up to 25,110 shares of common stock at $0.44 per share (adjusted to give effect to our merger with ZIOPHARM, Inc.). The options vest in three equal annual installments, the first of which vested on January 15, 2005, with the remaining installments vesting on January 15, 2006 and January 15, 2007. The options are governed by our 2003 Stock Option Plan.

Employment Agreement with David C. Olson

On December 9, 2004, we entered into an employment agreement with David C. Olson. Under the terms of the agreement, we agreed to pay Mr. Olson a one-time fee of $100,000 if and when we completed a merger, acquisition, or related transaction. In connection with the September 13, 2005 merger with ZIOPHARM, Inc., Mr. Olson agreed to reduce this amount to the extent that our unconsolidated liabilities immediately following the merger exceeded $425,000. In connection with the merger, we paid Mr. Olson $57,500 and his employment agreement was terminated in its entirety.

Compensation of Directors

From our September 2005 merger with ZIOPHARM, Inc. through the end of fiscal year 2005, as compensation for service as a member of the Board of Directors, each non-employee director of the Company received a $3,000 quarterly cash retainer paid in arrears. For the fiscal year ended 2006, as compensation for service as a member of the Board of Directors, each non-employee director of the Company receives a $5,000 quarterly cash retainer paid in arrears and in addition, each non-employee director serving on the Company’s audit committee, compensation committee and nominating committee receives a $1,000 cash payment for each committee meeting attended by such director. Non-employee directors also receive stock options as granted from time to time and as recommended by the compensation committee.

EXECUTIVE OFFICERS OF THE COMPANY

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships in Public Companies

Jonathan Lewis, M.D., Ph.D. Chief Executive Officer		See “Election of Directors (Proposal One)” - above.

Richard E. Bagley President Chief Operating Officer and Treasurer		See “Election of Directors (Proposal One)” - above.

Robert Peter Gale, M.D., Ph.D., D.Sc. Senior Vice President Research
Robert Peter Gale has served as Senior Vice President Research since the Company’s September 2005 merger with ZIOPHARM, Inc. Prior to the merger, Dr. Gale served as Senior Vice President Research of ZIOPHARM, Inc. since January 2004. Dr. Gale is also on the medical staff of UCLA School of Medicine in the Department of Medicine, Division of Hematology and Oncology and is Visiting Professor of Hematology at Imperial College of Science, Technology and Medicine, Hammersmith Hospital, London. Dr. Gale served as Senior Vice President for Medical Affairs at Antigenics, Inc. from April 2001 until May 2002 and as a consultant to that company from May 2002 through May 2004.

AMENDMENT AND RESTATEMENT
OF
CERTIFICATE OF INCORPORATION
(Proposal Two)

The Company’s current Certificate of Incorporation does not contain provisions authorizing the creation or issuance of preferred stock, nor does it contain common provisions that limit the personal liability of directors to the Company or its stockholders for monetary damages for breach of certain fiduciary duties or require the Company to indemnify its directors and officers. Proposal Two recommends to the stockholders that the Company’s current Certificate of Incorporation be amended and restated in its entirety, in the form set forth in Appendix A. If approved by the stockholders at the annual meeting, the Amended and Restated Certificate of Incorporation would divide the Company’s 280,000,000 shares of authorized capital stock into 250,000,000 shares of common stock and 30,000,000 shares of preferred stock and authorize the Board of Directors, subject to limitations prescribed by law, to issue such shares of preferred stock in one or more series without further stockholder approval. The amendment and restatement would also limit the personal liability of directors to the Company or its stockholders for monetary damages for breach of certain fiduciary duties and require the Company to indemnify its directors and officers. Finally, the amendment and restatement would make non-substantive changes to the Certificate of Incorporation to conform the number, ordering and content of the sections of the Certificate of Incorporation to the changes described above.

The Board of Directors has unanimously approved the amendment and restatement contained in Proposal Two. The summary description of the proposed Amended and Restated Certificate of Incorporation contained in this proxy statement is qualified by the full text of such proposed Amended and Restated Certificate of Incorporation attached as Appendix A.

Reasons For and General Effect of Adoption of Amended and Restated Certificate of Incorporation

Blank Check Preferred Stock

If approved by the stockholders at the annual meeting, the proposed Amended and Restated Certificate of Incorporation will divide the Company’s 280,000,000 shares of authorized capital stock into 250,000,000 shares of common stock and 30,000,000 shares of preferred stock, and authorize the Board of Directors, subject to limitations prescribed by law, to issue up to such 30,000,000 shares of preferred stock in one or more series without further stockholder approval. The Board of Directors will have discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of preferred stock. Accordingly, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

“Blank check preferred stock” provisions are provisions in a company’s charter documents which authorize that company’s board of directors to fix the number of shares constituting series of preferred stock and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, any qualifications, limitations or restrictions, of the shares of such series. The Board of Directors believes that amending and restating its Certificate of Incorporation to authorize the issuance of preferred stock and to provide for blank check preferred stock will provide the Company with increased flexibility in raising future capital. The creation of blank check preferred stock would permit the Board to negotiate with potential investors regarding the rights and preferences of a series of equity securities. In addition, the Board of Directors would not be required to seek stockholder approval for the creation of a series a preferred stock and, therefore, would be able to proceed expeditiously with a future plan of financing involving preferred stock. Because the development of new drug candidates is a time-consuming and capital intensive process, the Board of Directors believes that increased flexibility in capital raising is in the best interests of the Company and its stockholders, especially from a company without product revenue to date. Although the Board is recommending that stockholders vote for the proposed Amended and Restated Certificate of Incorporation in part to increase flexibility for future financings, the Company currently has no plans in place to utilize preferred stock in connection with any future financings.

If adopted, the blank check preferred stock provisions of the proposed Amended and Restated Certificate of Incorporation may have an impact upon the rights of stockholders and may be characterized as an anti-takeover measure which, if adopted, may tend to insulate management and make the accomplishment of certain transactions involving a potential change of control of the Company more difficult. See “Provisions that May Have an Anti-Takeover Effect” below. However, adoption of the Amended and Restated Certificate of Incorporation is not being recommended in response to any specific effort to which the Company is aware to accumulate the Company’s stock or to obtain control of the Company or its Board of Directors. The Board of Directors has considered the potential adverse effects of creating blank check preferred stock and has concluded that such adverse effects are outweighed by the benefits that it would afford the Company and its stockholders.

Limitations on Directors’ Liability

The Company’s bylaws currently contain provisions indemnifying the Company’s directors and officers to the fullest extent permitted by law. If approved by the stockholders at the annual meeting, the proposed Amended and Restated Certificate of Incorporation will contain similar provisions. In addition, as permitted by Delaware law, the proposed Amended and Restated Certificate of Incorporation will provide that no director will be personally liable to the Company or its stockholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision will be to restrict the Company’s rights and the rights of its stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•	the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

This provision will not affect a director’s liability under the federal securities laws.

To the extent that the Company’s directors, officers and controlling persons are indemnified under the provisions contained in the Amended and Restated Certificate of Incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

The Board of Directors believes that the limitations on director liability and the indemnification of directors and officers that would apply to the Company upon adoption of the proposed Amended and Restated Certificate of Incorporation will heighten the Company’s ability to attract and retain qualified directors and officers. Because charter provisions limiting director liability and requiring companies to indemnify their directors and officers are common for public reporting companies, the Board of Directors believes that the absence of such provisions in the Company’s Certificate of Incorporation may hinder the Company’s ability to attract and retain directors and officers who are averse to the risks associated with lawsuits alleging breach of fiduciary duties.

Description of Capital Stock

Common Stock

The Company’s authorized capital stock currently consists of 280,000,000 shares of common stock, par value $.001 per share. As of the Record Date, shares of common stock were issued and outstanding, and there were holders of common stock, either beneficially or of record. The Company’s current Certificate of Incorporation does not authorize the creation or issuance of preferred stock. Each outstanding share of the Company’s common stock is validly issued, fully paid and non-assessable.

Voting. The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividend Rights. Holders of the Company’s common stock are entitled to receive ratably dividends and other distributions of cash or any other right or property as may be declared by the Board of Directors out of our assets or funds legally available for such dividends or distributions. If Proposal Two is approved by the stockholders at the annual meeting, the dividend rights of holders of common stock will be subject to the dividend rights of the holders of any series of preferred stock that may be issued and outstanding from time to time.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If Proposal Two is approved by the stockholders at the annual meeting and if the Company has any preferred stock outstanding at such time, the holders of such preferred stock may be entitled to distribution and/or liquidation preferences that require the Company to pay the applicable distribution to the holders of our preferred stock before paying distributions to the holders of common stock.

Conversion, Redemption and Preemptive Rights. Holders of the Company’s common stock have no conversion, redemption, preemptive, subscription or similar rights.

Preferred Stock

If Proposal Two is approved by the stockholders at the annual meeting, the Board of Directors will have discretion to determine the rights, preferences, privileges and restrictions of, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of, and to fix the number of shares of, each series of our preferred stock.

Provisions that May Have an Anti-Takeover Effect

Certain provisions set forth in the proposed Amended and Restated Certificate of Incorporation, in the Company’s bylaws and in Delaware law, which are summarized below, are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Blank Check Preferred Stock. If approved by the stockholders at the annual meeting, the proposed Amended and Restated Certificate of Incorporation would contain provisions that permit the Board of Directors to issue, without any further vote or action by the stockholders, up to 30,000,000 shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by the Board of Directors. Stockholders are not permitted to call a special meeting of stockholders or to require that the Board of Directors call such a special meeting.

Delaware Takeover Statute

In general, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation that is a public company from engaging in any “business combination” (as defined below) with any “interested stockholder” (defined generally as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with such entity or person) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the Delaware General Corporation Law defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

AMENDMENT TO 2003 STOCK OPTION PLAN
(Proposal Three)

Prior to the Company’s September 13, 2005 merger with ZIOPHARM, Inc., the Company maintained an Incentive Stock Option Plan under which 175,000 shares of common stock were reserved for issuance. Effective upon the merger, this Incentive Stock Option Plan and all rights thereunder were terminated. Upon the merger, the Company assumed ZIOPHARM, Inc.’s 2003 Stock Option Plan as its Stock Option Plan. There are currently 1,252,436 shares of the Company’s common stock reserved for issuance 2003 Stock Option Plan (the “2003 Plan”).

On February 22, 2006, the Board of Directors approved an amendment to the 2003 Plan, subject to approval at the annual meeting by the Company’s stockholders, to increase the number of shares reserved for issuance thereunder to 2,002,436. Immediately below is a summary of the existing 2003 Plan and a discussion of the federal income tax consequences of the issuance and exercise of incentives under the 2003 Plan to recipients and to the Company. This summary of the existing 2003 Plan is qualified entirely by reference to the complete text of the 2003 Plan, a copy of which may be obtain by referring to the information that the Company filed with the Securities and Exchange Commission.

Description of the Existing 2003 Plan

General

The purpose of the 2003 Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. The compensation committee (the “Committee”) of Board of Directors administers the 2003 Plan. The Committee may grant Incentives to employees (including officers) of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries, in the following forms, each of which is discussed below: (a) performance shares; (b) incentive stock options and non-statutory stock options; (c) stock appreciation rights (“SARs”); (d) stock awards; and (e) restricted stock.

The maximum number of shares of common stock which may be issued under the 2003 Plan is 1,252,436 shares, subject to adjustment in the event of a recapitalization or other corporate restructuring. This number represents approximately % of the outstanding shares of the Company’s common stock on the Record Date.

Stockholders are often interested in the potential for equity dilution resulting from grants of equity incentives (performance shares, stock options, restricted stock, etc.) under a company’s equity compensation plans. The percentage amount by which current stockholders’ equity interests may be diluted as a result of such grants is commonly referred to as the “overhang.” The overhang is calculated by dividing (i) the total number of incentives granted and available for grant under equity compensation plans, by (ii) the total shares outstanding assuming the exercise of all outstanding incentives and the grant and exercise of all available incentives. The current overhang for the 2003 Plan (which is currently the Company’s only equity compensation plan) is approximately %, based on amounts as of the Record Date.

Description of Incentives

Performance Shares. Performance shares consist of the grant by the Company to an eligible employee of a contingent right to receive shares of common stock. Performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria are determined by the Committee.

Stock Options. The Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from the Company. The 2003 Plan confers on the Committee discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option.

Stock Appreciation Rights. A stock appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee has the discretion to determine the number of shares as to which an SAR will relate as well as the duration and exercisability of an SAR.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible employee of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Committee.

Restricted Stock. Restricted stock consists of the sale or transfer by the Company to an eligible employee of one or more shares of common stock that are subject to restrictions on their sale or other transfer by the employee which restrictions will lapse after a period of time as determined by the Committee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2003 Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares.

Transferability of Incentives

Incentives granted under the 2003 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2003 Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules hereunder. However, stock options may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or stockholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Amendment of the 2003 Plan

The Board of Directors may amend or discontinue the 2003 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted Incentive without the consent of the recipient thereof. Certain 2003 Plan amendments require stockholder approval, including amendments which would increase the maximum number of shares of Common Stock which may be issued to all participants under the 2003 Plan, change or expand the types of Incentives that may be granted under the 2003 Plan, change the class of persons eligible to receive Incentives under the 2003 Plan, or materially increase the benefits accruing to participants under the 2003 Plan.

Effect of Sale, Merger, Exchange or Liquidation

Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:

(1)
terminating the 2003 Plan and all Incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of common stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) granting the holders of performance shares and/or SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; and (iii) treating holders of any Incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the Committee;

(2)
providing that participants holding outstanding vested common stock -based Incentives shall receive, with respect to each share of common stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction;

(3)
providing that the 2003 Plan (or a replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction; and

(4)
providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

In addition, the Committee may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.

Federal Income Tax Consequences

The following discussion sets forth certain United States income tax considerations in connection with the ownership of common stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986 in its current form and current judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder’s particular status.

An employee who receives restricted stock or performance shares subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of section 83 of the Code) will normally realize taxable income on the date the shares become transferable or are no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

An employee who receives a stock award under the 2003 Plan consisting of shares of common stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of common stock covered by the award on the date it is made, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.

When a non-qualified stock option granted pursuant to the 2003 Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock as to which the option is exercised and the aggregate fair market value of shares of the common stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

Options that qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee’s hands, will be treated as long-term capital gain or loss; (iii) the optionee’s basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an “item of tax preference” for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee’s basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares surrendered is carried over to the shares received in replacement of the previously owned shares. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

When a stock appreciation right granted pursuant to the 2003 Plan is exercised, the employee will realize ordinary income in the year the right is exercised equal to the value of the appreciation which the employee is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

The 2003 Plan is intended to enable the Company to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

The discussion set forth above does not purport to be complete analysis of the potential tax consequences relevant to recipients of options or to the Company or to describe tax consequences based on particular circumstances. It is based on federal income tax and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Proposed Amendment to 2003 Plan

If approved by the Company’s stockholders, the proposed amendment to the 2003 Plan will increase the number of shares of the Company’s common stock that are reserved for issuance under the 2003 Plan from 1,252,436 shares to 2,002,436 shares, subject to adjustment in the event of a recapitalization or other corporate restructuring. The amendment would represent an increase of 750,000 shares reserved for issuance under the 2003 Plan and, as amended, the shares reserved for issuance under the 2003 Plan would represent approximately % of the outstanding shares of the Company’s common stock on the Record Date. The overhang calculation as of the Record Date assuming the increased number of shares reserved for issuance under the 2003 Plan would be approximately %.

Securities Authorized for Issuance under Equity Compensation Plans

The 2003 Plan, which is currently the Company’s only equity compensation plan, was approved by the ZIOPHARM, Inc. stockholders. The following table sets forth certain information as of December 31, 2005 with respect to the 2003 Plan:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted-Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)

Equity compensation plans approved by security holders:
2003 Stock Option Plan	973,639	$1.63	278,796
Total:	973,639	$1.63	278,796

Equity compensation plans not approved by stockholders:
None.	—	—	—

Total	—	—	—

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Four)

Our Board of Directors and management are committed to the quality, integrity and transparency of the financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter (a copy of which is attached as Appendix B to this proxy statement), the audit committee of our Board of Directors has appointed Vitale, Caturano & Company, Ltd. as our independent registered public accounting firm for the fiscal year ending December 31, 2006. A representative of Vitale, Caturano & Company, Ltd. is expected to attend this year’s annual meeting, be available to respond to appropriate questions from stockholders, and have the opportunity to make a statement if he or she desires to do so.

If the stockholders do not ratify the appointment of Vitale, Caturano & Company, Ltd., the audit committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Vitale, Caturano & Company, Ltd. by the stockholders, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in the Company’s best interests and the best interests of its stockholders.

Fees billed to Company by Auditors:

Vitale, Caturano & Company, Ltd. and Cordovano and Honeck, P.C. served as the Company’s principal independent accounting firm for the fiscal years ended December 31, 2005 and December 31, 2004, respectively. The following table presents fees billed by such principal independent accounting firms during the fiscal years ended December 31, 2005 and December 31, 2004.

	Fiscal Year Ended December 31, 2005		Fiscal Year Ended December 31, 2004
	Vitale, Caturano & Company, Ltd.	Cordovano and Honeck, P.C.	Vitale, Caturano & Company, Ltd.		Cordovano and Honeck, P.C.

Audit Fees(1)	$43,050	$3,100	$24,925		$6,385
Tax Fees	—	—	5,000	(2)	—
All Other Fees(3)	8,000	—	—		—
Total	$51,050	$3,100	$29,925		$6,385
_______________

(1)
Represents amounts related to the audit of the Company’s annual consolidated financial statements and the review of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-QSB.

(2)	Represents $5,000 related to tax compliance.

(3)	Represents tax consulting services with respect to the impact of Internal Revenue Code Section 409A.

The audit committee of the Board of Directors has reviewed the services described in footnotes (2) and, (3) above provided by Vitale, Caturano & Company, Ltd., as well as the amounts billed for such services, and after consideration has determined that the receipt of these fees by Vitale, Caturano & Company, Ltd. is compatible with the provision of independent audit services. The audit committee has discussed these services and fees with Vitale, Caturano & Company, Ltd. and Company management to determine that they are appropriate under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as under guidelines of the American Institute of Certified Public Accountants.

Pre-Approval Policy

The audit committee charter provides that all audit and non-audit accounting services that are permitted to be performed by the Company’s principal independent accountant under applicable rules and regulations must be pre-approved by the audit committee or by designated independent members of the audit committee, other than with respect to de minimus exceptions permitted under Section 202 of the Sarbanes-Oxley Act of 2002. Following adoption of the audit committee charter, all services performed by Vitale, Caturano & Company, Ltd. have been pre-approved in accordance with the charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of audit, audit-related, tax, and other services expected to be performed by the independent auditor in the following fiscal year is presented to the audit committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more members of the audit committee who are independent directors. In the event such authority is so delegated, the full audit committee must be updated at the next regularly scheduled meeting with respect to any services that were granted specific pre-approval by delegation. During fiscal year 2005 and following adoption of the audit committee charter, the audit committee has functioned in conformance with these procedures.

Changes in our Certifying Accountant

On November 9, 2005, we, upon the recommendation and approval of our audit committee, dismissed Cordovano and Honeck, P.C., independent registered public accounting firm, as our principal independent accountant. On the same date, we engaged Vitale, Caturano & Company, Ltd., independent registered public accounting firm, to serve as our principal independent accountant.

Cordovano and Honeck, P.C.’s reports on our financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2004 and 2003, and subsequently through the date of Cordovano and Honeck, P.C.’s dismissal, there were no disagreements with Cordovano and Honeck, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Cordovano and Honeck, P.C.’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on our financial statements for such fiscal years.

We provided Cordovano and Honeck, P.C. with a copy of the foregoing disclosures and requested that Cordovano and Honeck, P.C. furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter was filed as Exhibit 16.1 to our Form 10-QSB for the quarter ended September 30, 2005, which was filed with the Securities and Exchange Commission on November 10, 2005.

Vitale, Caturano & Company, Ltd. served as the accountant for the ZIOPHARM, Inc., a Delaware corporation that became our wholly-owned subsidiary on September 13, 2005 and merged with and into us on September 14, 2005, since the date of that corporation’s inception in September 2003. During the years ended December 31, 2004 and 2003, and subsequently through November 9, 2005, neither we nor anyone acting on our behalf consulted with Vitale, Caturano & Company, Ltd. regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

We provided Vitale, Caturano & Company, Ltd. with a copy of the foregoing disclosures and provided Vitale, Caturano & Company, Ltd. the opportunity to furnish a letter containing any new information, clarification of the above disclosures, or disagreements with the statements made herein.

OTHER MATTERS

Board of Directors and Committees

Board of Directors

The Board of Directors held eight meetings during fiscal year 2005 and took action by written consent on one occasion. The Board of Directors has an audit committee, a compensation committee and a nominating committee. No director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which such director(s) served during the 2005 fiscal year. Although the Company has no formal policy regarding directors’ attendance at the Company’s annual stockholders meetings, the Company encourages such attendance by all members of the Board of Directors. None of the Company’s current directors served on the Board of Directors at the time of the Company’s 2005 annual stockholders meeting and, therefore, none of the current directors attended such meeting.

Audit Committee of the Board of Directors

Effective upon the Company’s September 2005 merger with ZIOPHARM, Inc., the Company formed an audit committee of the board of directors. The current members of the audit committee are Mr. James Cannon, who serves as the committee’s Chairman, and Mr. Gary S. Fragin. On February 22, 2006, Mr. Bagley a former member, resigned from his position on the audit committee. The audit committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix B to this proxy statement. As set forth in the charter, the primary responsibility of the audit committee is to oversee the Company’s financial reporting processes and internal control system on behalf of the Board of Directors. In that regard, the audit committee is, among other things, responsible for the appointment, compensation, retention and oversight of the work performed by the registered public accounting firm employed by the Company.

Both members of the audit committee are independent, as independence is defined in Section 121(A) of the AMEX listing standards and Rule 10A-3 under the Securities Exchange Act of 1934. In addition, the Board of Directors has determined that each of the audit committee members is able to read and understand fundamental financial statements, and that at least one member of the audit committee, Mr. James Cannon, is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Securities and Exchange Act of 1934. Mr. Cannon’s relevant experience includes his current service as the Chief Financial Officer of BBDO Worldwide, a position he has held for the past 20 years, and his past service as director of financial operations of the Omnicom Group.

The audit committee held three meetings during fiscal year 2005. In addition, the audit committee met and held discussions with financial management and representatives from the independent audit firm prior to the release of earnings information for the Company’s completed fiscal periods and certain other information, and prior to the filing of each quarterly report on Form 10-QSB and annual report on Form 10-KSB filed with the Securities and Exchange Commission.

Compensation Committee of the Board of Directors

Effective upon the Company’s September 2005 merger with ZIOPHARM, Inc., the Company formed a compensation committee of the Board of Directors that was comprised of Dr. Jonathan Lewis and Dr. Michael Weiser. Effective February 22, 2006, Dr. Lewis resigned from the compensation committee and Dr. Murray Brennan was appointed as a member of that committee. Currently, the compensation committee consists of Dr. Murray Brennan, who serves as the committee’s Chairman, and Dr. Michael Weiser. All current members of the compensation committee are independent directors within the meaning of Section 121(A) of the AMEX listing standards and Rule 10A-3 under the Securities Exchange Act of 1934. The compensation committee reviews the Company’s remuneration policies and practices and makes recommendations to the Board of Directors in connection with all compensation matters affecting the executive officers of the Company. The Board of Directors has adopted a written charter for the compensation committee, a copy of which is available at the Company’s website at www.ziopharm.com.

Nominating Committee of the Board of Directors

Effective upon the Company’s September 2005 merger with ZIOPHARM, Inc., the Company formed a nominating committee of the board of directors. The current members of the nominating committee are Senator Wyche Fowler, Jr. and Mr. Timothy McInerney. The nominating committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at www.ziopharm.com. As set forth in the charter, the primary responsibility of the nominating committee is to consider and make recommendations to the Board of Directors concerning the appropriate size, function and needs of the Board of Directors and its committees. In that regard, the nominating committee is, among other things, responsible for establishing criteria for membership on Board of Directors, recruiting and recommending candidates to fill newly created or vacant positions on the Board of Directors and reviewing any candidates recommended by stockholders.

All members of the nominating committee are independent, as independence is defined in Section 121(A) of the AMEX listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

The nominating committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board of Directors for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

The nominating committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of stockholders, overall Board of Directors diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board of Directors nominees. If the nominating committee approves a candidate for further review following an initial screening, the nominating committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the nominating committee, along with the Company’s Chief Executive Officer. Contemporaneously with the interview process, the nominating committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The nominating committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The nominating committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to the Company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the Company’s good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility.

Recommendations for candidates to be considered for election to the Board of Directors at the Company’s annual stockholders’ meeting may be submitted to the nominating committee by the Company’s stockholders. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the Chairperson of the nominating committee, in care of the Company’s Treasurer at the Company’s headquarters address, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. To enable the nominating committee to evaluate the candidate’s qualifications, stockholder recommendations must include the following information:

•	The name and address of the nominating stockholder and of the director candidate;

•	A representation that the nominating stockholder is a holder of record of the Company entitled to vote at the current year’s annual meeting;

•
A description of any arrangements or understandings between the nominating stockholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the stockholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board position;

•
Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director of the Company if so elected.

Each of the individuals nominated for re-lection to the Board of Directors pursuant to Proposal One were recommended for such nomination by the nominating committee.

Ability of Stockholders to Communicate with the Company’s Board of Directors

The Company has established means for stockholders and others to communicate with the Board of Directors. If a stockholder wishes to address a matter regarding the Company’s financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the Chairperson of the audit committee in care of the Treasurer at the Company’s headquarters address. If the matter relates to the Company’s governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the Chairperson of the nominating committee in care of the Treasurer at the Company’s headquarters address. If a stockholder is unsure where to direct a communication, the stockholder may direct it in writing to the Chairperson of the audit committee, or to any one of the independent directors of the Company, in care of the Treasurer at the Company’s headquarters address. All of these stockholder communications will be forwarded by the Treasurer to the addressee.

Report of the Audit Committee

Prior to including audited consolidated financial statements in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission, the audit committee will:

•	review the Company’s audited consolidated financial statements for the last fiscal year and discuss them with management and the Company’s independent registered public accounting firm;

•
discuss with its independent registered public accounting firm the matters required to be discussed  by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended,  by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•
receive and review the written disclosures and the letter from its independent registered public  accounting firm required by Independence Standard No. 1, Independence Discussions with Audit  Committees, as amended, by the Independence Standards Board, and discuss with the Company’s  independent registered public accounting firm their independence, including a consideration of the  compatibility of non-audit services with such independence; and

•
based on the review and discussions described above with management and the Company’s  independent registered public accounting firm, recommend to the Board of Directors for adoption  a recommendation that the audited consolidated financial statements be included in the Company’s  annual report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the  Securities and Exchange Commission.

As reported: James Cannon Gary S. Fragin

Board Compensation Committee Report on Executive Compensation

Effective upon the Company’s September 2005 merger with ZIOPHARM, Inc., the Company formed a compensation committee of the Board of Directors that was comprised of Dr. Jonathan Lewis and Dr. Michael Weiser. Effective February 22, 2006, Dr. Lewis resigned from the compensation committee and Dr. Murray Brennan was appointed as the Chairman. The current members of the compensation committee are Dr. Murray Brennan and Dr. Michael Weiser. Prior to the merger with ZIOPHARM, Inc., the Company was a shell company with a limited number of employees, none of whom received material amounts of compensation. As such, the Company did not believe the formation of a compensation committee was necessary. Prior to the merger with ZIOPHARM, Inc., the Company’s current executive officers all served as executive officers of ZIOPHARM, Inc. and the Company succeeded to the rights and obligations of ZIOPHARM, Inc. under these agreements effective upon the merger. The negotiation of such agreements and the determination of ZIOPHARM, Inc. executive compensation was made by the ZIOPHARM, Inc. board of directors or a committee thereof.

Pursuant to rules designed to enhance disclosure of the Company’s policies toward executive compensation, this report is prepared by the compensation committee and addresses the Company’s compensation policies for the fiscal year ended December 31, 2005 as they affected the Company’s executive officers. Because the Company’s historical operations were those of ZIOPHARM, Inc., this report addresses the compensation policies of ZIOPHARM, Inc. for the period of time prior to the merger with such company and the compensation policies of the Company thereafter.

The compensation committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above-average Company performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the compensation committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry and in general industry, as well. All decisions by the compensation committee relating to the compensation of the Company’s executive officers are reviewed by the full Board of Directors.

There are three elements in the Company’s executive compensation program, each of which is based on individual and Company performance: base salary compensation, annual incentive compensation and long-term incentive compensation.

Base salary compensation is based on the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

For fiscal year 2005, the named executives of the Company, together with other vice presidents and regional vice presidents, were eligible to receive annual incentive compensation at the discretion of the Board of Directors based on the Board of Director’s assessment of the adequacy of their compensation as compared to individuals holding similar positions at comparably-sized companies within the pharmaceutical development industry.

Long-term incentive compensation, pursuant to the Company’s 2003 Stock Option Plan, of the Chief Executive Officer, as well as other executive officers of the Company, is designed to achieve the executive compensation objectives outlined above as well as to align the long-term interests of management with those of the Company’s stockholders. The compensation committee administers the 2003 Stock Option Plan and makes recommendations to the Board of Directors regarding the granting of equity incentive awards thereunder to executives and key personnel. Awards vest and options become exercisable based upon criteria established by the Board of Directors. To date, all long-term incentive compensation grants have taken the form of stock options.

During fiscal year 2005, Dr. Jonathan Lewis served as Chief Executive Officer of ZIOPHARM, Inc. prior to the Company’s merger with ZIOPHARM, Inc. and as Chief Executive Officer of the Company from and after such merger. The compensation of Dr. Lewis during fiscal year 2005 was determined by applying a process and philosophy similar to that of other executive officers.

The annualized base salary of Dr. Lewis during fiscal 2005 was $350,000 and Dr. Lewis received a guaranteed bonus of $250,000, to which Dr. Lewis was entitled under his employment agreement. The Company’s employment agreement with Dr. Lewis also provides Dr. Lewis with anti-dilution protection applicable to his stock options and requires that the Company grant Dr. Lewis additional stock options when the Company issues equity securities in financing transactions. This anti-dilution protection operates maintain to Dr. Lewis’ potential equity ownership at least 5% of the Company’s stock until such time as the Company has received $25 million in gross proceeds from financing transactions. In accordance with the anti-dilution provision, Dr. Lewis was granted stock options to purchase an aggregate of 141,950 shares of the Company’s common stock during fiscal year 2005, all of which have an exercise price of $4.31 per share. Of such stock options, 87,789 were granted upon the May 31, 2005 closing of ZIOPHARM, Inc.’s private placement of Series A Convertible Preferred Stock and 54,161 were granted upon the closing of the merger with ZIOPHARM, Inc. One-third of the shares subject to each such stock option was vested on the date of grant, with the remaining portions vesting in two each annual installments beginning on January 8, 2006.

Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive and four other most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation. While the compensation committee considers the deductibility of compensation arrangements as one factor in executive compensation decisions for executives, deductibility is not the sole factor used by the compensation committee in ascertaining appropriate levels or modes of compensation.

As reported:

Dr. Murray Brennan
Dr. Michael Weiser

Code of Business Conduct and Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics to be applicable to all officers, directors and employees. The Code of Business Conduct and Ethics is intended to be designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure, and compliance with applicable laws. The Board adopted the Code of Business Conduct and Ethics on February 22, 2006. A copy of the Code of Business Conduct and Ethics can be obtained and will be provided to any person without charge upon written request to our Treasurer at the Company’s headquarters address.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding common stock as of February 24, 2006 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of the named executives, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes below, the persons listed below possess sole voting and investment power with respect to their shares.  Except as otherwise indicated, the address of the persons listed below is 1180 Avenue of the Americas, 19th Floor, New York, NY 10036.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)(1)		Percentage of Common Stock Beneficially Owned (%)

Dr. Jonathan Lewis	273,736	(2)	3.63%
Richard E. Bagley	80,428	(3)	1.09%
Robert Peter Gale	16,741	(4)	*
Murray Brennan	7,515	(5)	*
James Cannon	7,515	(5)	*
Hon. Wyche Fowler	7,515	(5)	*
Gary S. Fragin	7,515	(5)	*
Timothy McInerney	79,972	(6)	1.10%
Michael Weiser	126,526	(7)	1.73%
All current executive officers and directors	607,463	(8)	7.85%
as a group
Mibars, LLC (9) 365 West End Avenue New York, NY 10024	1,214,456		16.70%
Lindsay A. Rosenwald
787 Seventh Avenue, 48th Floor
New York, NY 10019	1,323,606	(10)	17.52%
Atlas Equity I, Ltd. 181 W. Madison, Suite 3600 Chicago, IL 60602	695,797		9.57%
Lester E. Lipschutz
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103	463,864	(11)	6.38%
David C. Olson (10)
6025 South Quebec Street, Suite 135
Englewood, CO 80111	60,980	(12)	*

* Less than 1%

(1)
Beneficial ownership is determined in accordance with SEC rules, beneficial ownership includes any shares as to which the security or stockholder has sole or shared voting power or investment power, and also any shares which the security or stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the security or stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Includes 273,736 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days.

(3)	Includes 80,428 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days.

(4)	Includes 16,741 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days.

(5)	Includes 7,515 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days.

(6)	Includes 20,767 shares issuable upon the exercise of warrants that are currently exercisable or will become exercisable within the next 60 days.

(7)
Includes 35,566 shares issuable upon the exercise of warrants and 7,515 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within the next 60 days.

(8)	Includes 464,813 shares issuable upon the exercise of convertible securities that are currently exercisable or will become exercisable within the next 60 days.

(9)
Based on the most recent Form 3 filed with the Securities and Exchange Commission on September 23, 2005. Mibars, Inc. is a wholly-owned subsidiary of Paloma International L.P.; S. Donald Sussman, the controlling person of Paloma International L.P., may be deemed to beneficially own the shares of common stock beneficially owned by Paloma International L.P.

(10)
Excludes 463,864 shares held by certain trusts for the benefit of Dr. Rosenwald and his family for which Dr. Rosenwald disclaims beneficial ownership. Includes 221,011 shares issuable upon the exercise of warrants granted to Dr. Rosenwald and 62,621 shares issuable upon the exercise of warrants granted to Paramount BioCapital Investments, LLC, of which Dr. Rosenwald is the managing member, both such warrants are currently exercisable or will become exercisable within the next 60 days. Also includes 563,296 shares that Dr. Rosenwald has the right to acquire from existing stockholders under certain circumstances pursuant to the terms of pledge agreements between Dr. Rosenwald and such stockholders.

(11)
Includes 463,864 shares held by separate trusts for the benefit of Dr. Rosenwald or his family with respect to which Mr. Lipschutz is either trustee or investment manager and has investment and voting power. Dr. Rosenwald disclaims beneficial ownership of these shares.

(12)
Mr. Olson served as the Company’s Chief Executive Officer for the full fiscal years indicated until the consummation of the Merger. Share amounts include 50 shares held by Associate Capital Consulting, Inc. and 17,314 shares held by Summit Financial Relations, Inc., each of which is wholly-owned by Mr. Olson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pre-Merger Company Transactions and Relationships

In August and December 2004, the Company’s former Chief Executive Officer, David C. Olson, loaned the Company a total of $1,300 for working capital. During May 2005, Mr. Olson advanced the Company an additional $788. The loans carried no interest rate and were due on demand. On June 28, 2005, we issued Mr. Olson 69,600 shares of common stock as full repayment of the amounts stated above. The shares were valued at $.03 per share, or $2,088, based on contemporaneous common stock sales to unrelated third parties.

At December 31, 2003, the Company owed Summit Financial Relations, Inc. (“Summit”) $18,111 for professional fees and other administrative expenses it paid on our behalf. During the year ended December 31, 2004, Summit paid expenses totaling $4,187 on the Company’s behalf. On May 13, 2004, the Company issued 400,000 shares of common stock to Summit Financial Relations, Inc. (“Summit”), valued at $10,000 ($.025 per share), as repayment for expenses paid by Summit on behalf of the Company. David Olson, who was then our President, Treasurer and one of our directors, is also Summit’s President, director and sole stockholder. As of December 31, 2004, we owed Summit $12,298. During the six months ended June 30, 2005, Summit paid an additional $1,007 in expenses on our behalf. On February 4, 2005, the Company repaid Summit $7,000 and on June 28, 2005 the Company issued Summit 209,180 shares of common stock as full repayment of all amounts stated above. The shares issued to Summit were valued at $.03 per share, or $6,275, based on contemporaneous common stock sales to unrelated third parties. Summit has contributed the use of office space and administrative support (including reception, secretarial and bookkeeping services) to us for the fiscal year 2004 and the potion of fiscal year 2005 preceding the merger with ZIOPHARM, Inc. The office space and administrative support contributed by Summit has a fair market value of approximately $500 and $1,000 per month, respectively. The Company recognized expenses for rent and administrative support based on fair market value. Any period in which the amount paid to Summit for office space and administrative support was below the fair market value, the remaining balance was considered contributed by Summit and recorded as a credit to additional paid-in capital in our financial statements. On December 10, 2004, we entered into a consulting services fee agreement under which Summit provided certain services to us including, but not limited to, consultation related to mergers and acquisitions, reorganizations and divestitures. Pursuant to the agreement, Summit lent us funds and helped us raise funds at no extra cost. Under the terms of the agreement, we paid Summit a one-time fee of $106,697.90 in connection with the closing of the Merger.

ZIOPHARM, Inc. Transactions and Relationships

In connection with a private placement of its Series A Convertible Preferred Stock that terminated in May 2005, ZIOPHARM, Inc. and Paramount BioCapital, Inc. entered into an introduction agreement in January 2005. Upon the Company’s September 2005 merger with ZIOPHARM, Inc., the Company succeeded to ZIOPHARM, Inc.’s rights and obligations under such agreement. Pursuant to the introduction agreement, ZIOPHARM, Inc. agreed to compensate Paramount BioCapital or its designees for their services through the payment of (a) cash commissions equal to 7% of the gross proceeds from the offering, and (b) warrants to acquire an aggregate of 837,956 share of ZIOPHARM, Inc.’s Series A Convertible Preferred Stock at a per share exercise price of $2.38. Upon the merger, this warrant was exchanged for a warrant to purchase an aggregate of 419,772 shares of the Company’s common stock at a per share exercise price of $4.75. Cash commissions will also be payable by the Company if it sells additional securities, prior to May 31, 2006, to investors introduced to ZIOPHARM, Inc. by Paramount BioCapital. Pursuant to the introduction agreement, Paramount BioCapital has a right of first refusal to act as the placement agent for the private sale of the Company’s securities until May 31, 2008.

In connection with an option agreement dated December 22, 2004 between ZIOPHARM, Inc. and Southern Research Institute, ZIOPHARM, Inc. entered into an Finders Agreement dated December 23, 2004 with Paramount BioCapital, pursuant to which ZIOPHARM, Inc. agreed to compensate Paramount BioCapital for services in connection with the ZIOPHARM, Inc.’s introduction to Southern Research Institute by paying a $60,000 cash fee and issuing a warrant to purchase 125,000 shares of ZIOPHARM, Inc.’s common stock at a price of $2.38 per share. Upon the Company’s September 2005 merger with ZIOPHARM, Inc., this warrant was exchanged for a warrant to purchase an aggregate of 62,619 shares of the Company’s common stock at a per share exercise price of $4.75.

Lindsay A. Rosenwald, M.D., who may beneficially own approximately 17.52% of our common stock, is Chairman and Chief Executive Officer of Paramount BioCapital and its affiliates. Dr. Michael Weiser and Timothy McInerney, each of whom is a director of the Company (and served as a director of ZIOPHARM, Inc. prior to The Company’s September 2005 merger), are also full-time employees of Paramount BioCapital.

In the opinion of the Company’s Board of Directors, the Company’s relationships and arrangements with Paramount BioCapital do not interfere with the exercise of the independent judgment of Dr. Weiser and Mr. McInerney in carrying out their respective responsibilities as a director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of the Forms 3,4 and 5 (and amendments thereto) that we received with respect to transactions during fiscal 2005, we believe that the Company’s officers, directors and greater-than-ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except as listed in the table below.

The following table shows the transactions for fiscal year 2005 that were not timely filed in compliance with Section 16(a) filing requirements.

Name of Filer	Description of Transaction	Transaction Date	Filing Date

Murray Brennan, M.D.	Distribution pursuant to Merger Agreement	9/13/05	9/16/05

James A. Cannon	Form 3	9/13/05	9/28/05

	Distribution pursuant to Merger Agreement	9/13/05	9/16/05

Wyche Fowler	Form 3	9/13/05	9/26/05

	Distribution pursuant to Merger Agreement	9/13/05	9/26/05

Gary S. Fragin	Distribution pursuant to Merger Agreement	9/13/05	11/14/05

Robert Peter Gale	Distribution pursuant to Merger Agreement	9/13/05	9/23/05

Timothy McInerney	Form 3	9/13/05	9/27/05

Michael Weiser	Form 3	9/13/05	9/28/05

	Distribution pursuant to Merger Agreement	9/13/05	9/16/05

PROPOSALS OF STOCKHOLDERS

Any stockholder who desires to submit a proposal for action by the stockholders at the next annual stockholders’ meeting, which is the 2007 annual meeting following the Company’s 2007 fiscal year, must submit that proposal in writing to the Treasurer of the Company at the Company’s corporate headquarters by , 2007 to have the proposal included in the Company’s proxy statement for that meeting. Due to the complexity of the respective rights of the stockholders and the Company in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. The Company suggests that any such proposal be submitted to the Company by certified mail, return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY /
UNTIMELY STOCKHOLDER PROPOSALS

Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

With respect to the Company’s next annual stockholders’ meeting, the 2007 annual meeting, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, by , 2007, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

The Company will bear the cost of preparing, assembling and mailing the proxy, proxy statement, annual report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by special letter, or via the Internet.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

ZIOPHARM Oncology, Inc.

By:
Richard Bagley, President, Chief Operating Officer, Treasurer

Appendix A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
of
ZIOPHARM ONCOLOGY, INC.

1. Name. The name of the corporation is ZIOPHARM Oncology, Inc. (the “Corporation”).

2. Address; Registered Office and Agent. The address of the Corporation’s registered office is 2711 Centerville Road Suite 400, Wilmington, Delaware 19808. The Corporation may from time to time, in the manner provided by law, change the registered agent and the registered office within the State of Delaware. The Corporation may also maintain offices for the conduct of its business, either within or without the State of Delaware.

3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Two Hundred Eighty Million (280,000,000) shares consisting of: Two Hundred Fifty Million (250,000,000) shares of common stock, $.001 par value per share (“Common Stock”); and Thirty Million (30,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).

The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:

a. The designation of the series;

b. The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;

c. The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;

d. The redemption rights, if any, and price or prices for shares of the series;

e. The terms and amounts of any sinking fund provided for the purchase or redemption of the series;

f. The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

g. Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

h. The voting rights, if any, of the holders of such series; and

i. Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.

5. Election of Directors. Unless and except to the extent that the by-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

6. Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

7. Indemnification.

7.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

7.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

7.3 Claims. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

7.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

7.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

7.7 Other Indemnification and Prepayment of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

8. Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

9.  Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

Appendix B

Audit Committee Charter
(as adopted on February 22, 2006)

Purpose:

The management of ZIOPHARM Oncology, Inc. (the “Company” or “ZIOPHARM”) is responsible for the preparation, presentation and integrity of the Company’s financial statements. This process includes ensuring that the financial statements are accurate, complete and stated in accordance with Generally Accepted Accounting Principles (“GAAP”). Although financial reporting is the responsibility of management, it is overseen by the Board of Directors (the “Board”). The ZIOPHARM Oncology, Inc. Audit Committee (the “Committee”) acts for the Board under this charter.

Organization:

This charter governs the operations of the Committee. The Committee shall obtain the approval of the charter and of any substantive amendment by the Board.

Membership:

The Committee shall be appointed by the Board and shall be comprised of at least two directors. Unless a greater number is required by applicable law, rule or other regulation (including rules of any applicable stock market or stock exchange), at least two of the Committee members shall be independent directors (as defined by all applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and any other appropriate body, including any applicable stock market or stock exchange), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All Committee members shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. No Committee member shall have participated in the preparation of the financial statements of the Company at any time during the last three years. The Committee shall endeavor to have, as one of its members, an individual who qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations at the time the regulations require disclosure of the existence of an audit committee financial expert. The existence of such audit committee financial expert, including his or her name and whether or not he or she is independent, or the lack of an audit committee financial expert, shall be disclosed in the Company’s periodic filings as required by the SEC.

The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting of the Board or until their successors have been duly appointed. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Statement of Policy:

The Committee shall oversee the accounting and financial reporting processes and internal control system of the Company and the audits of its financial statements. The Committee shall also assist the board in fulfilling the board’s oversight responsibilities relating to the accounting and financial processes of the company. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal accounting staff and management of the Company. In discharging its role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee shall also have the power to retain legal, accounting and other advisors, as it deems necessary to carry out its duties.

Responsibilities:

The Committee will oversee the Company’s financial reporting processes and internal control system on behalf of the Board of Directors. Management is responsible for preparing the Company’s financial statements, and the independent auditors, which will be a registered public accounting firm selected by the Committee, are responsible for auditing those financial statements. The Committee shall be directly responsible for appointment, compensation, retention and oversight of the work of the registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and such firm shall report directly to the committee.

The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting and ethical behavior. The Committee shall adopt procedures for -

(A)	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(B)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

It is expected that the Committee will be the diligent administer of the financial reporting process and ensure the Company’s adherence to the internal financial controls. Because of this responsibility it is the Board’s expectation that the Committee shall meet four (4) times annually with additional meetings taking place by teleconference if deemed necessary. Additional meetings may be required throughout the year as Company circumstances dictate.

Recurring Processes:

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Independent Auditors. The Committee shall have the sole authority and responsibility to engage, terminate and replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss with the independent auditors the overall scope and plans for its audit, including the adequacy of staffing and compensation. Annually, the Committee shall advise the board of its selection of the Company’s independent auditors. The Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

Controls. The Committee shall discuss with management and the accounting staff the adequacy and effectiveness of the accounting and financial controls, and the integrity and reliability of the Company’s financial reporting, including the effectiveness of internal control systems and information technology. The Committee shall discuss with management any significant deficiencies in internal controls that have been identified by the Chief Executive Officer or Chief Financial Officer which could adversely affect the Company’s ability to record, process, summarize or report financial data, and shall also review from time to time the issue whether the Company needs an internal audit function.

Interim Statements and Issues. Following review of the interim financial statements by the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q or Form 10-QSB, as applicable, or its earnings release for the fourth fiscal quarter, the Committee shall discuss the results of the quarterly review with and without management present. The Committee shall be available to discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

Audited Statements. The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K or 10-KSB, as applicable, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Committee shall make a recommendation to the Board regarding inclusion in the Annual Report of the audited financial statements.

Non-Audit Related Services. The Committee shall approve, in advance, the provision by the independent auditor of all services not related to the audit (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002). The Committee delegates to the Chair of the Committee the authority to grant such approvals. Any services begun by inadvertence without prior approval will be approved as required by the Sarbanes-Oxley Act of 2002.

Other Matters. In addition, the Committee will all have the following responsibilities:

•	Assure that the lead audit partner and the reviewing audit partner are rotated every five years.

•
Ensure that the Committee received from the independent auditors all written disclosures and letters required by the Independence Standards Board Standard 1, which detail all relations between the independent auditors and the Company.

•	Assure that the Company has or will disclose the charter in an appendix to the Company’s proxy statement at least once every three years.

•	Prepare the Committee report as required by the rules of the SEC. This report will be included in the Company’s annual proxy statement.

•
Receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the Quarterly and Annual Reports regarding (1) any significant deficiency and material weaknesses in design or operation of internal controls and (2) any fraud whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

•	Responsible for establishing hiring policies for employees or former employees of the independent auditor to ensure independence has not been compromised.

•	Review the adequacy of the Committee charter on an annual basis. All recommended changes will then be submitted to the Board for consideration.

•	Evaluate, on an annual basis, its own performance as a Committee.

•
Perform such other services and functions consistent with this Charter, the Company’s certificate of incorporation or bylaws, or required by applicable law, as the Committee or the Board deems necessary or appropriate.

[ PROXY CARD ]

ZIOPHARM Oncology, Inc.
Proxy for Annual Meeting of Stockholders

The undersigned, a stockholder of ZIOPHARM Oncology, Inc., hereby appoints Jonathan Lewis and Richard Bagley, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual stockholders’ meeting of ZIOPHARM Oncology, Inc. to be held at the NY Academy of Sciences, on 2 East 63 Street, between Madison and 5th Avenues, New York, NY 10021, at             Eastern Time, on         ,      , 2006, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

(1)	Proposal to elect eight directors for a term of one year.

FOR all nominees listed below: (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below:

INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

(2)	Proposal to adopt an amended and restated certificate of incorporation for the Company.

FOR	AGAINST	ABSTAIN

(3)	Proposal to approve an amendment to the Company’s 2003 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,252,436 shares to 2,002,436 shares.

FOR	AGAINST	ABSTAIN

(4)	Proposal to ratify the appointment of Vitale, Caturano & Company, Ltd. as the independent registered public accounting firm of the Company for fiscal 2006.

FOR	AGAINST	ABSTAIN

(5) Upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” proposals 1 through 4

(Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)

(Continued from other side)

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR the adoption of an amended and restated certificate of incorporation; FOR the amendment to the Company’s 2003 Stock Option Plan; and FOR ratification of Vitale, Caturano & Company, Ltd.’s appointment as independent registered public accounting firm for fiscal.

Dated _______________________, 2006
x_______________________________
x_______________________________

(Stockholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. If shares are held by two or more persons as joint tenants, all must sign.)